Exhibit 4.3

FIRST SUPPLEMENTAL INDENTURE

Dated as of March 13, 2013

to

INDENTURE

Dated as of August 1, 1999

Among

ACE INA HOLDINGS INC.,

as Issuer,

ACE LIMITED,

as Guarantor

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Successor Trustee

FIRST SUPPLEMENTAL INDENTURE

This FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of March 13, 2013, is made among ACE INA HOLDINGS INC., a Delaware corporation (the “Company”), ACE LIMITED, a corporation formed under the laws of Switzerland (the “Guarantor”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as successor to J.P. Morgan Trust Company, National Association and The First National Bank of Chicago, as trustee under the indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS, the Company and the Guarantor have heretofore executed and delivered to the Trustee an Indenture, dated as of August 1, 1999 (the “Indenture”), providing for the issuance of unsecured debt securities of the Company from time to time in one or more series fully and unconditionally guaranteed by the Guarantor;

WHEREAS, pursuant to Section 1.19 of the Indenture, the Company and the Guarantor each designated and appointed ACE USA, Inc. as its agent to receive service of all process with respect to any proceeding in any court in the City of New York;

WHEREAS, the Company and the Guarantor have requested, and the Trustee is prepared to agree, to amend Section 1.19 of the Indenture to replace ACE USA, Inc. as agent (the “Amendment”); and

WHEREAS, pursuant to Section 9.1(12) of the Indenture, the Company, the Guarantor and the Trustee are authorized to execute and deliver this First Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Securityholders as follows:

1. Amendment of Section 1.19 of the Indenture. Section 1.19 of the Indenture is hereby replaced in its entirety with the following:

“The Company and the Guarantor each agrees that any judicial proceedings instituted in relation to any matter arising under this Indenture, the Securities or any Coupons appertaining thereto may be brought in any United States Federal or New York State court sitting in the Borough of Manhattan, The City of New York, New York to the extent that such court has subject matter jurisdiction over the controversy, and, by execution and delivery of this Indenture, the Company and the Guarantor each hereby irrevocably accepts, generally and unconditionally, the jurisdiction of the aforesaid courts, acknowledges their competence and irrevocably agrees to be bound by any judgment rendered in such proceeding. The Company and the Guarantor each also irrevocably and unconditionally waives for the benefit of the Trustee and the Holders of the Securities and Coupons any immunity from jurisdiction and any immunity from legal process (whether through service or notice, attachment prior to judgment, attachment in the aid of execution, execution or otherwise) in respect of this Indenture. The Company and the Guarantor each hereby irrevocably designates and appoints for the benefit of the Trustee and the Holders of the Securities and Coupons for the term of this Indenture ACE Group Holdings, Inc., 1133 Avenue of the Americas, 32nd Floor, New York, New York 10036, as its agent to receive on its behalf service of all process (with a copy of all such service of process to be delivered to the General Counsel and Secretary, ACE Limited, Baerengasse 32, CH-8001 Zurich, Switzerland) brought against it with respect to any such proceedings in any such court in The City of New York, such service being hereby acknowledged by each of the Company and the Guarantor to be effective and binding service on it in every respect whether or not the Company or the Guarantor, as the case may be, shall then be doing or shall have at any time done business in New York. Such appointment shall be irrevocable so long as any of the Securities or Coupons or the respective obligations of the Company and the Guarantor hereunder remain outstanding, or until the appointment of a successor by the Company or the Guarantor, as the case may be, and such successor’s acceptance of such appointment. Upon such acceptance, the Company or the Guarantor, as the case may be, shall notify the Trustee of the name and address of such successor. The Company and the Guarantor each further agrees for the benefit of the Trustee and the Holders of the Securities and the Coupons to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said ACE Group Holdings, Inc. in full force and effect so long as any of the Securities or Coupons or the respective obligations of the Company and the Guarantor hereunder shall be outstanding. The Trustee shall not be obligated and shall have no responsibility with respect to any failure by the Company or the Guarantor to take any such action. Nothing herein shall affect the right to serve process in any other manner permitted by any law or limit the right of the Trustee or any Holder to institute proceedings against the Company or the Guarantor in the courts of any other jurisdiction or jurisdictions.”

2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

3. Defined Terms. Capitalized terms used herein without definition shall have the respective terms assigned such terms in the Indenture.

4. Governing Law. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state.

5. Submission to Jurisdiction. The Company and the Guarantor each agrees that any judicial proceedings instituted in relation to any matter arising under this First Supplemental Indenture may be brought in any United States Federal or New York State court sitting in the Borough of Manhattan, the City of New York, New York to the extent that such court has subject matter jurisdiction over the controversy, and, by execution and delivery of this First Supplemental Indenture, the Company and the Guarantor each hereby irrevocably accepts, generally and unconditionally, the jurisdiction of the aforesaid courts, acknowledges their competence and irrevocably agrees to be bound by any judgment rendered in such proceeding. The Company and the Guarantor each also irrevocably and unconditionally waives for the benefit of the Trustee and the Holders of the Securities and Coupons any immunity from jurisdiction and any immunity from legal process (whether through service or notice, attachment prior to judgment, attachment in the aid of execution, execution or otherwise) in respect of this Indenture. The Company and the Guarantor each hereby irrevocably designates and appoints for the benefit of the Trustee and the Holders of the Securities and Coupons for the term of this Indenture ACE Group Holdings, Inc., 1133 Avenue of the Americas, 32nd Floor, New York, New York 10036, as its agent to receive on its behalf service of all process (with a copy of all such service of process to be delivered to the General Counsel and Secretary, ACE Limited, Baerengasse 32, CH-8001 Zurich, Switzerland) brought against it with respect to any such proceedings in any such court in The City of New York, such service being hereby acknowledged by each of the Company and the Guarantor to be effective and binding service on it in every respect whether or not the Company or the Guarantor, as the case may be, shall then be doing or shall have at any time done business in New York. Such appointment shall be irrevocable so long as any of the Securities or Coupons or the respective obligations of the Company and the Guarantor hereunder remain outstanding, or until the appointment of a successor by the Company or the Guarantor, as the case may be, and such successor’s acceptance of such appointment. Upon such acceptance, the Company or the Guarantor, as the case may be, shall notify the Trustee of the name and address of such successor. The Company and the Guarantor each further agrees for the benefit of the Trustee and the Holders of the Securities and the Coupons to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said ACE Group Holdings, Inc. in full force and effect so long as any of the Securities or Coupons or the respective obligations of the Company and the Guarantor hereunder shall be outstanding. The Trustee shall not be obligated and shall have no responsibility with respect to any failure by the Company or the Guarantor to take any such action. Nothing herein shall affect the right to serve process in any other manner permitted by any law or limit the right of the Trustee or any Holder to institute proceedings against the Company or the Guarantor in the courts of any other jurisdiction or jurisdictions.

6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

7. Counterparts. The First Supplement Indenture may be executed in several counterparts each of which shall be an original and all of which shall constitute but one and the same instrument.

8. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

ACE LIMITED

By:	/s/ Philip V. Bancroft
Name:	Philip V. Bancroft
Title:	Chief Financial Officer

ACE INA HOLDINGS INC.

By:	/s/ Ken Koreyva
Name:	Ken Koreyva
Title:	Chief Financial Officer and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:	/s/ Linda Garcia
Name:	Linda Garcia
Title:	Vice President

Signature Page to First Supplemental Indenture